EXHIBIT (21)

        SUBSIDIARIES OF THE REGISTRANT AS OF APRIL 3, 1997

                                     STATE/PROVINCE   COUNTRY
                                     -------------- ------------
CPI Corp.                                Delaware   United States

  Consumer Programs Holding, Inc.        Delaware   United States

    Consumer Programs, Incorporated      Missouri   United States
      d/b/a Sears Portrait Studios
        CPI Images L.L.C.                Missouri   United States
          d/b/a Sears Portrait Studios
          d/b/a Mainstreet Portraits
          d/b/a Image Explosion

        CPI Management Services L.L.C.   Missouri   United States

        CPI Properties L.L.C.            Missouri   United States

        Consumer Programs Partner,Inc.   Delaware   United States

    CPI Research and Development, Inc.   Delaware   United States

    CPI Prints Plus, Inc.                Delaware   United States

        Ridgedale Prints Plus, Inc.      Minnesota  United States
          d/b/a Prints Plus

            Prints Plus, Inc.            California United States
              d/b/a Prints Plus
              d/b/a Prints & Posters

    CPI Technology Corp.                 Missouri   United States

CPI Corp. Canada                         Ontario    Canada
  d/b/a Sears Portrait Studios




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